SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2007

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 16, 2007 Neuralstem, Inc’s (“Company”) board of directors adopted a series of changes in its corporate governance to strengthen internal control, bring it into compliance with Sarbanes-Oxley regulations and Securities and Exchange Commission directives, and meet national exchange listing requirements.

Taken as a group, their objectives include ensuring all directors, officers and employees of the company have a common understanding of the standards of behavior and business conduct expected; that there is a mechanism, independent of management, to review the company's financial controls and ensure reporting integrity; that shareholders interests are represented in all important corporate decisions, and that the Company's Board of Directors may obtain information independent of management. The key changes include:

•	The establishment of an Audit Committee

•	The establishment of a Compensation Committee

•	The establishment of a Nominating Committee

•	The adoption of a general Code of Ethics which will apply to all directors, officers and employees.

•
The establishment of a Compliance Officer position to ensure that violations of the ethics codes or other issues with corporate governance can be investigated independently of those who may be affected.

•	The Finance Code of Ethics was amended to include a provision for reporting violations through the Compliance Officer

Pursuant to the powers delegated to Company’s Audit Committee by the Company’s board of directors, the Audit Committee amended and restated the Company’s Code of Ethics by adopting the “Neuralstem Finance Code of Professional Conduct”. The result was to broaden the scope of the prior code. Also, the code as amended requires that the Compliance Officer now be approved by the Company’s Audit Committee prior to be appointed .

Since the Company’s code has been in effect, the Company has not waived compliance.

A copy of the amended and Neuralstem Finance Code of Professional Conduct is attached to this Current Report as Exhibit 14.2.

Item 9.01     Financial Statement and Exhibits.

Exhibit Number	Description

14.2	Neuralstem Financial Code of Professional Conduct adopted May 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: June 6, 2007